Exhibit 99.1

OpenText Announces Pricing of Senior Unsecured Fixed Rate Notes

Waterloo, ON, May 25, 2016 - Open Text Corporation (NASDAQ: OTEX) (TSX: OTC) (“OpenText” or the “Company”) announced today that it has priced its offering of U.S.$600 million aggregate principal amount of its 5.875% senior unsecured notes due 2026 (the “notes”), guaranteed initially on a senior unsecured basis by OpenText’s existing and future wholly-owned subsidiaries that borrow or guarantee the Company’s obligations under its existing senior credit facilities. The notes will carry a coupon of 5.875% per annum, payable semi-annually in arrears, commencing on December 1, 2016. The offering was upsized from the previously announced U.S.$500 million aggregate principal amount. The offering is expected to close on May 31, 2016, subject to customary closing conditions. OpenText intends to use the net proceeds from the offering for general corporate purposes, including potential future acquisitions.
The notes and related guarantees will not be registered under the Securities Act of 1933, as amended (the “Securities Act”). The notes and related guarantees may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act and to certain persons in offshore transactions in reliance on Regulation S under the Securities Act. The notes and related guarantees will be offered in Canada under available prospectus exemptions.
This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes and related guarantees. Any offers of the notes and related guarantees will be made only by means of a private offering memorandum.
About OpenText
OpenText is the largest independent software provider of Enterprise Information Management (EIM).
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and created under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable Canadian securities laws. All statements other than statements of historical facts are statements that could be deemed forward-looking statements. We have based those forward-looking statements on OpenText’s current expectations and projections about future results.
When used in this press release, the words “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “could,” “would” and variations of these words or similar expressions, identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking, and based on OpenText’s current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements in this press release include, but are not limited to, the expected timing, size, terms and completion of the proposed offering of the notes and related guarantees and the use of proceeds therefrom.
Forward-looking statements reflect OpenText’s current estimates, beliefs and assumptions, which are based on management’s perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Certain of these assumptions, include, but are not limited to, the following: (i) the stability of general economic and market conditions, currency exchange rates, and interest rates; (ii) equity and debt markets continuing to provide OpenText with access to capital; and (iii) OpenText’s continued ability to identify and source attractive and executable business combination opportunities. Management’s estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct.
Such forward looking statements involve known and unknown risks, uncertainties and other factors and assumptions that may cause the actual results, performance or achievements to differ materially. Such factors include, but are not limited to: (i) the future performance, financial and otherwise, of OpenText; (ii) the ability of OpenText to bring new products and services to market and to increase sales; (iii) the strength of the Company’s product development pipeline; (iv) the Company’s growth and profitability prospects; (v) the estimated size and growth prospects of the EIM market; (vi) the Company’s competitive position in the EIM market and its ability to take advantage of future opportunities in this market; (vii) the benefits of the Company’s products and services to be realized by customers; (viii) the demand for the Company’s products and services and the extent of deployment of the Company’s products and services in the EIM marketplace; and (ix) the Company’s financial condition and capital requirements.
The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof; (ii) the possibility that the Company may be unable to meet its future reporting requirements under the Exchange Act and the rules promulgated thereunder; (iii) the risks associated with bringing new products and services to market; (iv) fluctuations in currency exchange rates; (v) delays in the purchasing decisions of the Company’s customers; (vi) the competition the Company faces in its industry and/or marketplace; (vii) the final determination of litigation, tax audits (including tax examinations in the United States or elsewhere) and other legal proceedings; (viii) the possibility of technical, logistical or planning issues in connection with the deployment of the Company’s products or services; (ix) the continuous commitment of the Company’s customers; (x) demand for the Company’s products; and (xi) the successful completion of the proposed offering of the notes and related guarantees. For additional information with respect to risks and other factors which could occur, see the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:
United States:
Greg Secord
Vice President, Investor Relations
Open Text Corporation
San Francisco: 415-963-0825
gsecord@opentext.com

Canada:
Sonya Mehan
Senior Manager, Investor Relations
Open Text Corporation
Waterloo: 519-888-7111, ext. 2446
smehan@opentext.com

Copyright ©2016 Open Text Corporation. OpenText is a trademark or registered trademark of Open Text SA and/or Open Text ULC. The list of trademarks is not exhaustive of other trademarks, registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text SA or other respective owners. All rights reserved.

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